UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2017, Stephen A. Sherwin, M.D. notified Rigel Pharmaceuticals, Inc. (the “Company”) of his decision to resign as a member of the Board of Directors of the Company (the “Board”), effective as of May 11, 2017, the anticipated date of the Company’s 2017 Annual Meeting of Stockholders. At the time of Dr. Sherwin’s resignation, he was an independent director and member of the Audit Committee, Governance Committee and Scientific and Clinical Trial Advisory Committee of the Board. Dr. Sherwin indicated that his decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective February 24, 2017, and solely in order to provide for an equal apportionment of the members of the among the three classes of the Company’s classified Board, Raul R. Rodriguez, age 56, resigned from the Board as a director continuing in office until the Company’s 2018 Annual Meeting of Stockholders and was immediately reappointed by the Board as a director continuing in office until the Company’s 2017 Annual Meeting of Stockholders.

Effective upon Dr. Sherwin’s resignation, the Board also appointed Gary A. Lyons, a current member of the Board, to the Audit Committee of the Board (the “Audit Committee”).  Mr. Lyons’s appointment to the Audit Committee fills the vacancy created by the resignation of Dr. Sherwin.  The Board has determined that Mr. Lyons meets the requirements for independence and financial literacy of audit committee members under the applicable listing standards of The NASDAQ Stock Market LLC and the Securities Exchange Act of 1934, as amended. No other changes were made to any other committee of the Board.

In connection with these actions and in accordance with the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Board eliminated the vacancy created from Dr. Sherwin’s resignation from the Board by reducing the total number of authorized directors to six (6) members, effective upon Dr. Sherwin’s resignation. Accordingly, following Mr. Rodriguez’s resignation and reappointment and Dr. Sherwin’s resignation, there will be two directors each of whose term of office expires at the Company’s 2017 Annual Meeting of Stockholders, one director whose term of office expires at the Company’s 2018 Annual Meeting of Stockholders and three directors each of whose term of office expires at the Company’s 2019 Annual Meeting of Stockholders.

The reallocation of Mr. Rodriguez as a director continuing in office until the Company’s 2017 Annual Meeting of Stockholders had no effect on any aspect of Mr. Rodriguez’s compensatory arrangements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2017	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary